[LOGO GALAXY NUTRITIONAL FOODS]


For Immediate Release:                  Contact:
July 14, 2005                           Dawn M. Robert, Investor Relations
                                        Galaxy Nutritional Foods, Inc.
                                        (407) 854-0433


                        GALAXY NUTRITIONAL FOODS REPORTS
                            FY2005 OPERATING RESULTS


ORLANDO, Florida (July 14, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer and marketer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for FY2005.

For the  twelve  months  ended  March  31,  2005,  net  sales  increased  23% to approximately  $44.5  million,  compared  with  approximately  $36.2  million in
FY2004.   The  increase  in  net  sales   primarily   reflects  higher  contract
manufacturing (private label) revenues and an increase in sales of Wholesome Valley(R) organic products. Gross profit margin decreased to 22% of sales in FY2005, from 31% in the previous fiscal year, due primarily to higher raw material costs and lower margins on private label business. The average price of casein, a key ingredient in most of the Company's products, increased an average of 32% in FY2005, which cost increase resulted in an increase of approximately $2.7 million in cost of goods sold.

Loss from operations totaled ($3,236,572) in FY2005, versus a loss from operations of ($1,600,567) in FY2004. Operating results for FY2005 included a bad debt provision and inventory write-off of approximately $1.8 million related to a single customer for which Galaxy manufactured private label products. The Company no longer does business with this customer, and in the future Galaxy will instead sell the same or similar products directly to the major mass merchandiser that was the ultimate purchaser of the products previously sold to the private label customer.

The  Company  reported a net loss to common  stockholders  of  ($4,652,726),  or
($0.27) per share, in FY2005, versus a net loss to common stockholders of ($4,504,907), or ($0.30) per share, in FY2004. "Although our fiscal 2005 operating results suffered due to sharply higher raw materials costs and a large bad debt expense, I believe we have made tremendous progress in terms of positioning Galaxy for a return to profitability and a resumption in growth consistent with our market opportunity," commented Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "Our accomplishments during the past twelve months include the elimination of a highly dilutive convertible preferred stock, operating cost reductions, and the recent announcement of an outsourcing agreement with Schreiber Foods that should result in additional cost savings of several million dollars annually."

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


"We look forward to fiscal 2006 with great optimism," continued Broll. "While the outsourcing of our manufacturing and distribution activities to Schreiber Foods will require some non-recurring expenses in the near term, I am optimistic that an earnings turnaround will be evident during the second half of fiscal 2006 and in future years. Without the cost burden associated with our current production facilities and with a much-strengthened balance sheet, we can focus upon marketing and other activities that can leverage Galaxy's strong brands in the healthy foods marketplace. The recent decision by a major mass merchandiser to purchase our alternative cheese products directly from our Company illustrates the power of our brands, and we intend to greatly expand our visibility within the growing universe of health-conscious consumers in future years."

Results for FY2005 included non-cash compensation expense of $834,746, whereas results for the previous year included non-cash compensation expense of $651,273. Additionally, FY2005 and FY2004 results included employment contract expense of $444,883 and $1,830,329, respectively. Excluding these non-cash compensation and employment contract items, the Company's operating loss, as adjusted (a non-GAAP measure), totaled ($1,956,943) in FY2005, compared with operating income, as adjusted, of $881,035 in FY2004. The decrease in non-GAAP operating income was primarily the result of the reduction in gross margin primarily due to the $2.7 million casein effect mentioned above

EBITDA, as adjusted (a non-GAAP measure), approximated $215,623 in FY2005, compared with EBITDA, as adjusted, of approximately $3.1 million in FY2004. EBITDA, as adjusted, is comprised of net income before interest, taxes, depreciation and amortization, and is exclusive of employment contract expense as well as non-cash compensation related to stock options and warrants.

Cash flow provided by operating activities during FY2005 totaled $779,746, compared with cash flow provided by operating activities of $2,236,350 in FY2004. The decrease in operating cash flow versus the prior-year period was primarily due to higher raw material costs and increased accounts receivables related to higher sales volumes.

In the fourth quarter of FY2005, the Company's sales increased 27% to approximately $10.8 million, compared with approximately $8.5 million in the fourth quarter of the previous fiscal year.

Loss from operations, excluding non-cash compensation and employment contract expense (a non-GAAP measure) totaled ($1,795,835) in the fourth quarter of FY2005, versus operating income, excluding non-cash compensation and employment contract expense, of $428,241 in the corresponding period of the previous fiscal year. The largest factors in the decrease in operating profitability in the fourth quarter of FY2005, when compared with the fourth quarter of FY2004, are the above-mentioned $1.8 million bad debt expense and inventory write-off as well as the higher casein costs in the current fiscal year.

The Company reported a net loss to common stockholders of ($2,545,790), or ($0.14) per share, in the fourth quarter of FY2005, versus net income available to common stockholders of $906,277, or $0.06 per share, in the fourth quarter of FY2004.

Business Outlook for FY2006

The following statements are forward-looking in nature, and actual results may differ materially. Please refer to Galaxy's quarterly and annual reports as filed with the Securities and Exchange Commission (SEC) for a more complete description of risks.

Given no change in the current business or economic environment, the Company expects:

      >> Double-digit percentage growth in sales in FY2006, primarily through additional branded sales derived from an expansion in distribution to specifically identified markets.

      >> To report positive operating profits, as adjusted (a non-GAAP measure) for the fiscal year ending March 31, 2006.

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

      >> EBITDA, as adjusted, (a non-GAAP measure) to remain at positive levels throughout FY2006.

      >>    To report positive cash flow from operating activities for FY2006.


Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as operating income, as adjusted, and EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, it is calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today at 11:00 a.m. EDT; shareholders and other interested parties may participate in the conference call by dialing 800-322-0079 (international/local participants dial 973-409-9258), a few minutes before 11:00 am EDT on July 14, 2005. The call will also be
broadcast           live          on          the           Internet          at
http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1099448.  The  call will be archived on the Internet through October 14, 2005 at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1099448.

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Veggie Nature's Alternative(TM); Veggie Slices(R); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and Galaxy Nutritional Foods Smart Choice Cheese Products(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.


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


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.



                          (Financial statements follow)


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


                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                                 MARCH 31,            MARCH 31,
                                                                   2005                 2004
                                                               ------------         ------------
                                  ASSETS
CURRENT ASSETS:
  Cash                                                         $    561,782         $    449,679
  Trade receivables, net of allowance for
    doubtful accounts of $2,299,000 and $633,000                  4,644,364            3,964,198
  Inventories                                                     3,811,470            4,632,843
  Prepaid expenses and other                                        219,592              266,301
                                                               ------------         ------------

         Total current assets                                     9,237,208            9,313,021

PROPERTY AND EQUIPMENT, NET                                      18,246,445           20,232,089
OTHER ASSETS                                                        286,013              416,706
                                                               ------------         ------------

         TOTAL                                                 $ 27,769,666         $ 29,961,816
                                                               ============         ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit                                               $  5,458,479         $  4,605,277
  Accounts payable                                                3,057,266            1,266,346
  Accrued and other current liabilities                           2,130,206            2,452,300
  Current portion of accrued employment contract                    586,523              366,305
  Current portion of term notes payable                           1,320,000            1,140,000
  Current portion of obligations under capital leases               194,042              231,432
                                                               ------------         ------------

         Total current liabilities                               12,746,516           10,061,660

ACCRUED EMPLOYMENT CONTRACT, less current portion                   993,305            1,293,142
TERM NOTES PAYABLE, less current portion                          6,921,985            8,241,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion               85,337              204,967
                                                               ------------         ------------

         Total liabilities                                       20,747,143           19,801,754
                                                               ------------         ------------

COMMITMENTS AND CONTINGENCIES                                            --                   --

REDEEMABLE CONVERTIBLE PREFERRED STOCK                                   --            2,573,581

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, authorized 85,000,000
    shares; 18,411,474 and 15,657,321 shares issued                 184,115              156,573
  Additional paid-in capital                                     67,655,133           63,880,084
  Accumulated deficit                                           (47,924,064)         (43,557,515)
                                                               ------------         ------------

                                                                 19,915,184           20,479,142

  Less: Notes receivable arising from the exercise of
        stock options and sale of common stock                  (12,772,200)         (12,772,200)
        Treasury stock, 30,443 shares, at cost                     (120,461)            (120,461)
                                                               ------------         ------------

         Total stockholders' equity                               7,022,523            7,586,481
                                                               ------------         ------------

         TOTAL                                                 $ 27,769,666         $ 29,961,816
                                                               ============         ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations

Years ended March 31,                                             2005                 2004                 2003
                                                              ------------         ------------         ------------
NET SALES                                                     $ 44,510,487         $ 36,176,961         $ 40,008,769

COST OF GOODS SOLD                                              34,736,594           24,864,289           28,080,188
                                                              ------------         ------------         ------------

 Gross margin                                                    9,773,893           11,312,672           11,928,581
                                                              ------------         ------------         ------------

OPERATING EXPENSES:
Selling                                                          5,148,426            4,981,996            4,958,272
Delivery                                                         2,307,166            1,877,682            2,008,638
Non-cash compensation related to stock-based
  transactions-general and administrative                          834,746              651,273           (2,906,762)
Employment contract expense-general and administrative             444,883            1,830,329                   --
General and administrative                                       3,970,690            3,303,030            3,570,889
(Gain) Loss on asset disposals                                      (4,500)               8,519               47,649
Research and development                                           309,054              260,410              232,552
                                                              ------------         ------------         ------------
   Total operating expenses                                     13,010,465           12,913,239            7,911,238
                                                              ------------         ------------         ------------

INCOME (LOSS) FROM OPERATIONS                                   (3,236,572)          (1,600,567)           4,017,343
                                                              ------------         ------------         ------------

OTHER INCOME (EXPENSE):
Interest expense                                                (1,129,977)          (1,361,606)          (2,923,215)
Other expense                                                           --                   --              (60,000)
                                                              ------------         ------------         ------------
                                                                (1,129,977)          (1,361,606)          (2,983,215)
                                                              ------------         ------------         ------------

NET INCOME (LOSS)                                             $ (4,366,549)        $ (2,962,173)        $  1,034,128

Less:
Preferred Stock Dividends                                           82,572              201,791              264,314
Preferred Stock Accretion to Redemption Value                      203,605            1,340,943            1,370,891
                                                              ------------         ------------         ------------

NET LOSS TO COMMON STOCKHOLDERS                               $ (4,652,726)        $ (4,504,907)        $   (601,077)
                                                              ============         ============         ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE                   $      (0.27)        $      (0.30)        $      (0.05)
                                                              ============         ============         ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows

Years Ended March 31,                                                     2005                2004                2003
                                                                       -----------         -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                    $(4,366,549)        $(2,962,173)        $ 1,034,128
  Adjustments to reconcile net income (loss) to net cash
    from (used in) operating activities:
      Depreciation and amortization                                      2,172,566           2,205,053           2,273,349
      Amortization of debt discount and financing costs                    116,522             236,321           1,264,273
      Provision for losses on trade receivables                          1,666,000                (221)           (177,245)
      Non-cash compensation related to stock-based transactions            834,746             651,273          (2,906,762)
      (Gain) Loss on disposal of assets                                     (4,500)              8,519              47,649
      (Increase) decrease in:
        Trade receivables                                               (2,346,166)            999,049             364,907
        Inventories                                                        821,373             661,657             454,152
        Prepaid expenses and other                                          46,709             189,012             (67,369)
      Increase (decrease) in:
        Accounts payable                                                 1,790,920          (1,426,143)         (1,520,021)
        Accrued liabilities                                                 48,125           1,674,003             408,814
                                                                       -----------         -----------         -----------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                            779,746           2,236,350           1,175,875
                                                                       -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                      (104,339)           (221,585)           (214,003)
  Proceeds from sale of equipment                                            4,500                  --                  --
  (Increase) decrease in other assets                                       34,837             (10,193)            113,977
                                                                       -----------         -----------         -----------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                            (65,002)           (231,778)           (100,026)
                                                                       -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in book overdrafts                                                   --          (1,151,276)            (41,580)
  Net borrowings (payments) on line of credit                              853,202            (334,617)           (583,981)
  Borrowings on term notes payable                                              --           2,000,000             500,000
  Repayments on term notes payable                                      (1,140,000)         (1,572,760)         (1,763,265)
  Repayments on subordinated note payable                                       --          (4,000,000)                 --
  Financing costs for long term debt                                       (37,500)           (288,230)           (239,539)
  Principal payments on capital lease obligations                         (239,603)           (365,635)           (431,937)
  Proceeds from exercise of common stock options                            18,856              16,217               4,250
  Proceeds from exercise of common stock warrants, net of costs                 --             360,000                  --
  Proceeds from issuance of common stock under employee stock
    purchase plan                                                           24,002              28,527              19,663
  Proceeds from issuance of common stock, net of offering costs          2,198,090           3,751,283           1,461,970
  Redemption of preferred stock                                         (2,279,688)                 --                  --
                                                                       -----------         -----------         -----------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                           (602,641)         (1,556,491)         (1,074,419)
                                                                       -----------         -----------         -----------

NET INCREASE (DECREASE) IN CASH                                            112,103             448,081               1,430

CASH, BEGINNING OF YEAR                                                    449,679               1,598                 168
                                                                       -----------         -----------         -----------

CASH, END OF YEAR                                                      $   561,782         $   449,679         $     1,598
                                                                       ===========         ===========         ===========


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

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
                                   (Unaudited)

Years ended March 31,                             2005                  2004                  2003
                                              ------------          ------------          ------------
NET SALES                                     $ 44,510,487          $ 36,176,961          $ 40,008,769
                                              ------------          ------------          ------------

NET INCOME (LOSS)                             $ (4,366,549)         $ (2,962,173)         $  1,034,128
  Plus:
Non-cash compensation expense (income)             834,746               651,273            (2,906,762)
Employment contract expense                        444,883             1,830,329                    --
Interest expense                                 1,129,977             1,361,606             2,923,215
Depreciation and amortization expense            2,172,566             2,205,053             2,273,349
                                              ------------          ------------          ------------

    EBITDA, as adjusted                       $    215,623          $  3,086,088          $  3,323,930
                                              ------------          ------------          ------------

                                              ------------          ------------          ------------
     As a % of Net Sales                               0.5%                  8.5%                  8.3%
                                              ============          ============          ============

                                     ######


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